As filed with the Securities and Exchange Commission on June 25, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

KNOLL, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3873847
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1235 Water Street

East Greenville, Pennsylvania 18041

(Address, including Zip Code, of Principal Executive Offices)

Knoll, Inc. 2007 Stock Incentive Plan

(Full title of the plan)

Michael A. Pollner, Esq.

Vice President, General Counsel and Secretary

Knoll, Inc.

1235 Water Street

East Greenville, Pennsylvania 18041

(215) 679-7991

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael A. Schwartz, Esq.

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019-6099

(212) 728-8000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	2,000,000	$23.72	$47,440,000	$1,456.41

(1)	This Registration Statement covers 2,000,000 shares of the common stock, $0.01 par value per share (the “Common Stock”), of Knoll, Inc. (the “Company”) authorized to be offered and sold pursuant to the Knoll, Inc. 2007 Stock Incentive Plan (the “Plan”). In addition, this Registration Statement covers an indeterminable number of additional shares of Common Stock as may hereafter be offered or issued pursuant to the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.
(2)	Estimated solely for calculating the amount of the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933 (the “Securities Act”) based on the average of the high and low reported sales price per share of our Common Stock on June 19, 2007, as reported on the New York Stock Exchange.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be provided or sent to all persons who are granted equity-based awards under the Plan as specified by Rule 428 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, filed with the Securities and Exchange Commission (the “Commission”) by the Company, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated by reference into this Registration Statement:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

(b)	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007;

(c)	Portions of our Proxy Statement on Schedule 14-A filed with the Commission on March 26, 2007 that have been incorporated by reference into our Annual Report on Form 10-K;

(d)	Our Current Reports on Form 8-K filed on February 12, 2007 and May 4, 2007; and

(e)	The description of our common stock contained in our Registration Statement on Form 8-A, filed with the Commission on December 3, 2004, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

We are not incorporating by reference any information furnished under Items 2.02 and 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future current report on Form 8-K that we filed or file with the Commission, unless otherwise specified in such report.

Item 4.	DESCRIPTION OF SECURITIES

Inapplicable.

Item 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Inapplicable.

Item 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our amended and restated certificate of incorporation provides that we will, and Delaware law permits us to, under certain situations, indemnify any of our directors, officers, employees or agents made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person, against judgments, penalties, fines, settlements and reasonable expenses, including attorney’s fees, incurred by the person in connection with the proceeding if certain statutory standards are met. Any of these persons is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding. A proceeding means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of us. Reference is made to Section 145 of the Delaware General Corporation Law and our Amended and Restated Certificate of Incorporation.

We maintain an insurance policy providing for indemnification of our officers, directors and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions. In addition, our employment agreements with Mr. Cogan, Ms. Bradley and Mr. Staniar provide that if during and after the term of such officers’ employment the executive is made a party or compelled to participate in any action by reason of the fact that he or she is or was a director or officer of us, the executive will be indemnified by us to the fullest extent permitted by the Delaware General Corporation Law or authorized by our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws or resolutions of our Board of Directors.

We have also entered into indemnification agreements with our directors and certain of our officers. The indemnification agreements require us to indemnify, defend and hold harmless the indemnitees to the fullest extent permitted or required by the laws of the State of Delaware. The indemnification agreements also provide that the indemnitees have the right to advancement from us, prior to the final disposition of any indemnifiable claim, of any and all actual and reasonable expenses relating to any indemnifiable claim paid or incurred by the indemnitees. For the duration of an indemnitee’s service as our director and/or officer and for a reasonable period of time thereafter, which period may be determined by us in our sole discretion, we must use commercially reasonable efforts to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for our directors and/or officers that is substantially comparable in scope and amount to that provided by our current policies of directors’ and officers’ liability insurance. In no event will we be required to expend more than two times the premium amount for such insurance in effect at the closing of our 2004 public offering in seeking to maintain directors’ and officers’ liability insurance.

Item 7.	EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

Item 8.	EXHIBITS

Exhibit No.	Description of Exhibits
4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-1(File No. 333-118901) filed with the Commission on November 24, 2004)

4.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Company’s Registration Statement on Form S-1(File No. 333-118901) filed with the Commission on November 15, 2004)

4.3	Knoll, Inc. 2007 Stock Incentive Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement on Schedule 14-A filed with the Commission on March 26, 2007)

5	Opinion of Willkie Farr & Gallagher LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5).

24	Power of Attorney (included on signature page).

Item 9.	UNDERTAKINGS

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 25th day of June 2007.

Knoll, Inc.

By:	/s/ ANDREW B. COGAN
Andrew B. Cogan
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints and hereby authorizes each of Andrew B. Cogan, Kathleen G. Bradley and Barry L. McCabe such person’s true and lawful attorney-in-fact, with full power of substitution or resubstitution, for such person and in such person s name, place and stead, in any and all capacities, to sign on such person s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this registration statement and to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

	Name	Title	Date

By:	/s/ BURTON B. STANIAR	Chairman of the Board of Directors	June 25, 2007
Burton B. Staniar
By:	/s/ ANDREW B. COGAN	Chief Executive Officer and Director(Principal Executive Officer)	June 25, 2007
Andrew B. Cogan
By:	/s/ KATHLEEN G. BRADLEY	President and Chief Executive Officer, Knoll North America and Director	June 25, 2007
Kathleen G. Bradley
By:	/s/ BARRY L. MCCABE	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 25, 2007
Barry L. McCabe

By:	/s/ JEFFREY A. HARRIS	Director	June 25, 2007
Jeffrey A. Harris

By:	/s/ SIDNEY LAPIDUS	Director	June 25, 2007
Sidney Lapidus

By:	/s/ KEWSONG LEE	Director	June 25, 2007
Kewsong Lee

By:	/s/ JOHN F. MAYPOLE	Director	June 25, 2007
John F. Maypole

By:	/s/ ANTHONY P. TERRACCIANO	Director	June 25, 2007
Anthony P. Terracciano

	Name	Title	Date

By:	/s/ SARAH E. NASH	Director	June 25, 2007
Sarah E. Nash

By:	/s/ STEPHEN F. FISHER	Director	June 25, 2007
Stephen F. Fisher

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-1(File No. 333-118901) filed with the Commission on November 24, 2004)

4.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Company’s Registration Statement on Form S-1(File No. 333-118901) filed with the Commission on November 15, 2004)

4.3	Knoll, Inc. 2007 Stock Incentive Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement on Schedule 14-A filed with the Commission on March 26, 2007)

5	Opinion of Willkie Farr & Gallagher LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5)

24	Power of Attorney (included on signature page)